EXHIBIT 99.1

Nutriband Inc. expands product development pipeline for its AVERSA™ platform abuse deterrent technology

ORLANDO, Fla., January 18, 2022 – Nutriband Inc. (NASDAQ:NTRB) (NASDAQ:NTRBW) announced an expanded product development pipeline for its proprietary AVERSA™ abuse deterrent transdermal technology. The AVERSA abuse deterrent technology platform can be applied to any transdermal patch that has a risk of abuse, misuse or accidental exposure. It is based on incorporating aversive agents into the patch that do not contact the drug matrix and are not delivered to the skin.

Nutriband’s lead product is AVERSA Fentanyl which incorporates abuse deterrent properties into a transdermal fentanyl patch and was recently determined to have a potential market of $80 - $200 million1. Based on a preliminary market assessment, Nutriband has identified other valuable markets for transdermal products with a risk of abuse, misuse, diversion or accidental exposure that could benefit from its AVERSA technology. Currently marketed transdermal products that have labeled warnings for the risk of abuse include buprenorphine and methylphenidate and both products have reports of abuse or misuse. These two products, AVERSA buprenorphine and AVERSA methylphenidate, will be added to the product development pipeline with AVERSA Fentanyl.

AVERSA buprenorphine has the potential to be an abuse deterrent version of transdermal buprenorphine, a partial opioid agonist, marketed as Butrans® or its generics, which is indicated for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate.

AVERSA methylphenidate has the potential to be an abuse deterrent version of transdermal methylphenidate, a central nervous system (CNS) stimulant, marketed as Daytrana®, indicated for the treatment of Attention Deficit Hyperactivity Disorder (ADHD).

“We are excited about the opportunity to expand our AVERSA product pipeline, as we believe it has the potential to improve the profile of transdermal products that include labeled warnings for abuse, misuse, diversion or accidental exposure,” said Jeff Patrick, Pharm.D., Chief Scientific Officer.

“AVERSA is a platform technology that can be deployed in almost any transdermal product that carries a risk of abuse or misuse. It is our mission to reduce the risk profile of these drugs while ensuring availability for patients that need them,” said Gareth Sheridan, CEO.

The recent announcement of a feasibility agreement with Kindeva Drug Delivery, a world leader in transdermal manufacturing, sets the development of Nutriband’s lead product, AVERSA Fentanyl, in motion. Nutriband’s strategy with the AVERSA platform is to focus on advancing the technology first for transdermal fentanyl and then utilizing the technology to reduce the risk of abuse for transdermal buprenorphine and methylphenidate.

[1]	Health Advances market analysis; peak annual US sales roughly five years after launch.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA™ abuse deterrence technology. AVERSA™ technology can be incorporated into any transdermal patch to deter the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ‘‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended January 31, 2020 and Forms 10-Q, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Investor Relations
RedChip Companies
Dave Gentry
Dave@redchip.com
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407-491-4498